Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


  We consent to the incorporation by reference in this Registration Statement on Form S-8 of Sterling Chemicals Holdings, Inc. of our report dated October 25, 1995, on our audits of the consolidated financial statements of Sterling Chemicals, Inc. appearing in the Registration Statement on Form S-1 (No. 333-04343) related to the offering of $275,000,000 11 3/4% Senior Subordinated Notes due 2006 and 191,751 Units.




  COOPERS & LYBRAND L.L.P.
  Houston, Texas
  September 18, 1996